Exhibit 99.1

NEWS RELEASE

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

FOR IMMEDIATE RELEASE

School Specialty Announces Short Year 2015 Financial Results

•

SY15 Revenues increased $15.6 million or 3.2% vs. SY14.

•

SY15 SG&A expenses declined $7.5 million or 4.6% vs. SY14.

•

SY15 Adjusted EBITDA of $50.6 million improved by $4.9 million or 10.8% vs. SY14.

•

SY15 Free cash flow (leveraged) of $40.2 million, a $30.8 million year-over-year improvement vs. SY14.

•

Management provides guidance for Fiscal 2016; anticipates revenue growth of 2.5% - 3.0% and Adjusted EBITDA growth of 6.7% - 15.6% versus the comparable 2015 period.

GREENVILLE, Wis., March 9, 2016 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading distributor of supplies, furniture and both curriculum and supplemental learning resources to the education, healthcare and other marketplaces, today announced its Short Year 2015 (SY15) financial results.  As previously reported, School Specialty changed its fiscal year end from the last Saturday in April to the last Saturday in December.  Short Year 2015 results include the period of April 26, 2015 through December 26, 2015 whereas Short Year 2014 (SY14) results include the period of April 27, 2014 through December 27, 2014.

Joseph M. Yorio, President and Chief Executive Officer stated, “Our short year results demonstrate just how far we’ve come in driving operational efficiencies, aligning the organization, and better servicing our customers.  We returned to growth this past year, and have a clear plan to build on this momentum that brings a renewed focus on our proprietary brands and expanding into new markets.  While some business categories remain under pressure, we’re confident that the steps we’ve taken position us for growth this year.  Our expenses have come down significantly and we’re generating the savings and efficiencies we had targeted.  Our plan is to strategically invest in our business and fund those investments through a focus on continuous operational improvement.  We believe we are well positioned to show continued improvement in both top- and bottom-line performance and deliver a second straight year of strong positive cash flow.”

Short Year 2015 Results

▪

Revenues were $504.3 million, an increase of $15.6 million or 3.2% as compared to revenues of $488.7 million reported for the comparable year-ago period.  Distribution segment revenues increased by $10.9 million or 2.6%, primarily as a result of continued strength in the Company’s Furniture product lines.  Furniture revenue increased by $24.8 million or 21.3%, which offset declines of $8.0 million and $3.2 million in the Agenda and Supplies categories, respectively.  Approximately $1.6 million of the Agenda revenue decline was related to foreign exchange translation (Canadian dollar); the overall foreign exchange translation impact in the Distribution segment for the comparable eight-month periods was $3.1 million.  Curriculum segment revenues increased by $4.7 million or 6.8%, driven by a revenue increase of $5.9 million, or 11.7%, in the Science category.

•

Gross margin was 37.0% as compared to 37.3%, a decline of 30 basis points (“bps”).  Distribution segment gross margin was 34.1% as compared to 35.2%, a decline of 110 bps.  The decline in Distribution segment gross margin was primarily related to a change in product mix, and the impact of the weaker Canadian dollar versus the U.S. dollar.  These declines were partially offset by an overall improved gross margin rate at the product category level, which netted a 50 bps improvement.  Curriculum segment gross margin was 53.4% as compared to 50.0%, an increase of 340 bps.  A decrease in product development amortization of $2.3 million resulted in a 370 bps gross margin improvement. Within the Curriculum segment, better product margins within Science helped drive the year-over-year improvement, but a shift in mix had a negative impact on Curriculum segment gross margin.

▪

Selling, General & Administrative (“SG&A”) expenses were $155.6 million as compared to $163.1 million, a decrease of $7.5 million or 4.6%.  This decline was primarily related to lower compensation and benefit costs as a result of lower headcount, reduced catalog expenses driven by a reduction in catalog production costs and an increased use of digital marketing campaigns, and lower variable outbound transportation costs.  These declines were offset by an increase in incremental accrued performance-based incentive compensation, higher costs associated with select outsourcing initiatives and higher sales commissions given increased revenues.  Restructuring related costs included in SG&A declined by $3.9 million in SY15.  In SY15, the restructuring costs included a $1.2 million write-off associated with prepaid royalties related to a supplemental curriculum product, and $0.4 million associated with various software license contract terminations and restructurings.  Depreciation and amortization expense in SG&A was down approximately $0.6 million due primarily to the write-off of the intangible asset associated with Agenda content.  As a percentage of revenue, SG&A decreased from 33.4% to 30.9% for the eight-month comparable period.

▪

Operating income was $29.9 million as compared to $15.2 million, an increase of $14.7 million, or 96.7%, as the result of higher revenues and lower SG&A costs.

•

Net income was $15.3 million as compared to $1.3 million, a $14.0 million improvement.

•

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $50.6 million as compared to $45.7 million, an improvement of $4.9 million or 10.8%.

Yorio continued, “We had one of the best operational peak-seasons in our company history and followed through with 18% revenue growth over the past two months.  Within Distribution, nearly all of our reported product categories showed growth and within Curriculum, Science revenue growth of 42% more than offset a modest decline in Reading.  The growth we experienced in each of the Short Year periods is a clear indication that our strategy is working; however, our plan is to leverage investments in our business to deliver more balanced growth in 2016.  While some of the investments in our business and our people may delay more substantial bottom-line gains in 2016, they are necessary and position us for sustainable growth.  We are focused on building this business for the long-term, while continuing to deliver strong financial performance in the near term.”

Financial Outlook

The Company today provided guidance for FY16.  Guidance for FY16 is for the period December 27, 2015 – December 31, 2016 and this compares to actual results for the twelve month period of December 28, 2014 – December 26, 2015.  Total FY16 revenues are anticipated to increase by approximately 2.5% - 3.0%, and reported gross profit margins are anticipated to improve by 30 to 50 bps driven by lower product development amortization costs.  SG&A expenses are expected to decline by approximately 2.5% - 3.2%; SG&A expenses excluding depreciation and amortization are expected to be essentially flat year-over-year. The Company anticipates FY16 Adjusted EBITDA to be approximately $48 - $52 million, representing year-over-year improvement of 6.7% - 15.6%.  The Company anticipates continued strong free cash flow of approximately $20.0 million for Fiscal 2016.  Additional information on the Company’s outlook for 2016 can be found in the investor presentation on page 16, which will be published shortly under the Investor Relations section of the Company’s website.

School Specialty will be hosting a teleconference and webcast tomorrow, March 10 at 9:00 a.m. ET to discuss its results of operations and outlook.  Speaking from management will be Joseph M. Yorio, President and Chief Executive Officer and Ryan M. Bohr, Executive Vice President and Chief Financial Officer.

Conference Call Information

•

Toll-free number: 877-266-0479 / International number: 920-663-6267 / Conference ID: 65412091

For those who will be unable to participate, a teleconference replay will be available approximately five hours after the completion of the call and will last for one week (3/10/16 – 3/17/16).

Replay Information

•

Replay: 855-859-2056 / International replay: 404-537-3406 / Conference ID: 65412091

Interested parties can also participate in the live webcast or can access the archived call shortly thereafter, by visiting the School Specialty website in the Investor Relations section at http://investors.schoolspecialty.com.

About School Specialty, Inc.

School Specialty is a leading distributor of innovative and proprietary products, programs and services to the education marketplace.  The Company designs, develops, and provides educators with the latest and very best school supplies, furniture and both curriculum and supplemental learning resources.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.  Through its SSI Guardian subsidiary, the Company is also committed to school, healthcare and corporate workplace safety by offering the highest quality curriculum, training and safety and security products.  Through its recently launched SOAR Life Products brand, the Company offers thousands of products that sharpen cognitive skills and build physical and mental strength in fun and creative ways. From childhood through adulthood, they help individuals live life to the fullest – engaged, happy and well.  SOAR Life Products is a customized offering for hospitals, long-term care, therapeutic facilities, home care, surgery centers, day care centers, physician offices, and clinics.  For more information about School Specialty, visit www.schoolspecialty.com.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading “Financial Outlook” constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions.  These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the 35-week transition period ended December 26, 2015, which factors are incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date in which it is made.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This press release includes references to Adjusted EBITDA and leveraged free cash flow, non-GAAP financial measures.  Adjusted EBITDA and leveraged free cash flow are used by management as measures for judging the Company’s operating performance and for estimating the Company’s earnings growth prospects.  Adjusted

EBITDA represents net income adjusted for: provision for (benefit from) income taxes; reorganization items, net; restructuring costs; restructuring-related costs included in SG&A; change in fair value of interest rate swap; loss on early extinguishment of debt; early termination fee; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation.  Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.  Leverage free cash flow represented Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; restructuring and other expenditures; changes in working capital; cash interest and taxes.  Leveraged free cash flow does not represent, and should not be considered, an alternative to cash flow from operations. The two month and 12-month presentations that follow are also characterized as Non-GAAP.

Company Contact	Investor and Media Relations Contact
Ryan Bohr	Glenn Wiener
Ryan.Bohr@SchoolSpecialty.com	IR@SchoolSpecialty.com
Tel: 920-882-5868	Tel: 212-786-6011

####

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Two Months Ended December 26, 2015 (unaudited/Non- GAAP)	Two Months Ended December 27, 2014 (unaudited/Non- GAAP)	Eight Months Ended December 26, 2015 (audited)	Eight Months Ended December 27, 2014 (unaudited/Non- GAAP)	Twelve Months Ended December 26, 2015 (unaudited/Non- GAAP)	Twelve Months Ended December 27, 2014 (unaudited/Non- GAAP)

Revenues	$ 59,600	$ 50,543	$ 504,278	$ 488,682	$ 637,464	$ 622,679
Cost of revenues.	39,748	33,726	317,891	306,478	405,123	388,551
Gross profit	19,852	16,817	186,387	182,204	232,341	234,128
Selling, general and administrative expenses	36,702	33,301	155,593	163,135	224,937	233,990
Impairment charges	-	-	-	-	2,713	-
Facility exit costs and restructuring	122	1,778	901	3,840	3,117	4,764
Operating income (loss)	(16,972)	(18,262)	29,893	15,229	1,574	(4,626)
Other expense:
Interest expense	3,064	3,254	12,973	13,734	18,838	20,079
Early termination of long-term indebtedness	-	-	200	-	200	-
Loss on early extinguishment of debt	-	-	877	-	877	-
Reorganization items, net	-	-	-	271	-	1,487
Change in fair value of interest rate swap	(58)	(122)	(174)	(93)	(125)	(231)
Income (loss) before provision for income taxes	(19,978)	(21,394)	16,017	1,317	(18,216)	(25,961)
Provision for (benefit from) income taxes	(496)	68	716	(25)	1,358	(159)
Net income (loss)	$ (19,482)	$ (21,462)	$ 15,301	$ 1,342	$ (19,574)	$ (25,802)

Weighted average shares outstanding:
Basic	1,000	1,000	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000	1,000	1,000

Net Income per Share:
Basic.	$ (19.48)	$ (21.46)	$ 15.30	$ 1.34	$ (19.57)	$ (25.80)
Diluted.	$ (19.48)	$ (21.46)	$ 15.30	$ 1.34	$ (19.57)	$ (25.80)

	Two Months Ended December 26, 2015 (unaudited/Non- GAAP)	Two Months Ended December 27, 2014 (unaudited/Non- GAAP)	Eight Months Ended December 26, 2015 (audited)	Eight Months Ended December 27, 2014 (unaudited/Non- GAAP)	Twelve Months Ended December 26, 2015 (unaudited/Non- GAAP)	Twelve Months Ended December 27, 2014 (unaudited/Non- GAAP)
Adjusted Earnings before interest, taxes, depreciation, amortization,bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:
Net income (loss)	$ (19,482)	$ (21,462)	$ 15,301	$ 1,342	$ (19,574)	$ (25,802)
Provision for (benefit from) income taxes	(496)	68	716	(25)	1,358	(159)
Reorganization items, net	-	-	-	271	-	1,487
Restructuring costs	122	1,778	901	3,840	3,117	4,764
Restructuring-related costs incl in SG&A/cost of revenues	1,174	360	2,141	6,066	6,398	9,606
Change in fair value of interest rate swap	(58)	(122)	(174)	(93)	(125)	(231)
Loss on early extinguishment of debt	-	-	877	-	877	-
Early termination fee	-	-	200	-	200	-
Depreciation and amortization expense	3,105	3,215	11,645	12,267	18,611	18,327
Amortization of development costs	958	1,162	5,291	8,111	11,490	9,897
Impairment charges	-	-	-	-	2,713	-
Net interest expense	3,064	3,254	12,973	13,734	18,838	20,079
Stock-based compensation	174	-	695	141	1,135	141
Adjusted EBITDA	$ (11,439)	$ (11,747)	$ 50,566	$ 45,654	$ 45,038	$ 38,109

SCHOOL SPECIALTY, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 26, 2015 (audited)	December 27, 2014 (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 12,865	$ 11,965
Accounts receivable, less allowance for doubtful accounts
of $1,077 and $748, respectively	58,370	60,965
Inventories, net	76,199	75,220
Deferred catalog costs	6,527	7,338
Prepaid expenses and other current assets	13,111	16,635
Refundable income taxes	9	471
Asset held for sale	-	2,200
Total current assets	167,081	174,794
Property, plant and equipment, net	27,127	35,989
Goodwill	21,588	21,588
Intangible assets, net	38,652	45,078
Development costs and other, net	23,911	32,444
Deferred taxes long-term.	5	13
Investment in unconsolidated affiliate	715	715
Total assets	$ 279,079	$ 310,621

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt.	1,821	7,850
Accounts payable	20,076	22,136
Accrued compensation	10,488	4,212
Deferred revenue	2,705	2,612
Accrued royalties	3,091	2,541
Other accrued liabilities	11,703	11,372
Total current liabilities	49,884	50,723
Long-term debt less current maturities	147,028	156,765
Other liabilities	561	570
Total liabilities.	197,473	208,058

Stockholders' equity:
Preferred stock, $0.001 par value per share, 500,000
shares authorized; none outstanding	--	--
Common stock, $0.001 par value per share, 2,000,000 shares
authorized; 1,000,004 shares outstanding.	1	1
Capital in excess of par value	119,240	119,532
Accumulated other comprehensive income (loss).	(1,919)	(819)
Accumulated deficit	(35,716)	(16,151)
Total stockholders' equity	81,606	102,563
Total liabilities and stockholders' equity	$ 279,079	$ 310,621